As filed with the Securities and Exchange Commission on October 22, 2025

Registration Statement No. 333-_______

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

IVEDA SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	20-2222203
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1744 S. Val Vista Suite 213 Mesa, Arizona 85204	The Company Corporation 251 Little Falls Drive Wilmington, Delaware 19808 Telephone: (302) 636-5440

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)	(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Peter Campitiello

Lucosky Brookman LLP

101 Wood Avenue South, 5th Floor

Woodbridge, NJ 08830

Tel. No.: (732) 395-4400

Fax No.: (732) 395-4401

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement, as determined by the Registrant.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 (the “Securities Act”), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

This registration statement shall hereafter become effective in accordance with the provisions of section 8(a) of the Securities Act of 1933.

The information in this prospectus is not complete and may be changed. WE MAY NOT SELL These securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities AND IS NOT soliciting AN OFFER to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED OCTOBER 22, 2025

PRELIMINARY PROSPECTUS

IVEDA SOLUTIONS, INC.

Up to 1,296,876 shares of Common Stock

Pursuant to this prospectus, the selling stockholders identified herein (the “Selling Stockholders”) are offering on a resale basis an aggregate of up to 1,296,876 shares of common stock of Iveda Solutions, Inc. (the “Company,” “we,” “us” or “our”), par value $0.00001 per share (the “Common Stock) consisting of up to (a) 625,000 shares of Common Stock that are issuable upon exercise of warrants at $3.44 per warrant with a five year term (the “Series A Warrants”) purchased pursuant to an offering dated September 4, 2024 (the “September 2024 Offering”), (b) 625,000 shares of Common Stock that are issuable upon exercise of warrants at $3.44 per warrant with a 18 month term (the “Series B Warrants”) purchased pursuant to the September 2024 Offering, and (c) 46,876 shares of Common Stock that are issuable upon exercise of placement agent warrants at $4.30 per warrant that were issued to the placement agent designees pursuant to an Engagement Agreement, as amended and described herein (the “Engagement Agreement”), for the September 2024 Offering (together with the Series A Warrants and the Series B Warrants, the “Warrants”).

We will not receive any of the proceeds from the sale by the Selling Stockholders of the shares of Common Stock covered by this prospectus. Upon any exercise of the Warrants by payment of cash, however, we will receive the exercise price of the Warrants, which, if exercised in cash with respect to the up to 1,296,876 shares of Common Stock offered hereby, would result in gross proceeds to us of approximately $4.4 million. However, we cannot predict when and in what amounts or if the Warrants will be exercised by payments of cash and it is possible that the Warrants may expire and never be exercised, in which case we would not receive any cash proceeds.

The Selling Stockholders may sell or otherwise dispose of the shares of Common Stock covered by this prospectus in a number of different ways and at varying prices. We provide more information about how the Selling Stockholders may sell or otherwise dispose of the shares of Common Stock covered by this prospectus in the section entitled “Plan of Distribution” on page 10. Discounts, concessions, commissions and similar selling expenses attributable to the sale of shares of Common Stock covered by this prospectus will be borne by the Selling Stockholders. We will pay all expenses (other than discounts, concessions, commissions and similar selling expenses) relating to the registration of the shares of Common Stock with the Securities and Exchange Commission (the “SEC”).

The Common Stock is listed on The Nasdaq Capital Market under the symbol “IVDA.” On October 21, 2025, the last reported sale price of the Common Stock on The Nasdaq Capital Market was $1.28 per share.

Investing in our securities involves significant risks. See “RISK FACTORS” on page 8 for information you should consider before buying these securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

This prospectus is not an offer to sell any securities in any state where the offer is not permitted.

The date of this prospectus is October 22, 2025.

Prospective investors may rely only on the information contained in this prospectus. We have not authorized anyone to provide prospective investors with different or additional information. This prospectus is not an offer to sell nor is it seeking an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus is correct only as of the date of this prospectus, regardless of the time of the delivery of this prospectus or any sale of these securities.

IMPORTANT INFORMATION ABOUT THIS PROSPECTUS

This prospectus relates to the resale by the Selling Stockholders identified in this prospectus under the caption “Selling Stockholders,” from time to time, of up to an aggregate of 1,296,876 shares of Common Stock. We are not selling any shares of Common Stock under this prospectus, and we will not receive any proceeds from the sale of shares of Common Stock offered hereby by the Selling Stockholders, although we may receive cash from the exercise of the Warrants.

You should rely only on the information provided in this prospectus. We have not authorized anyone to provide you with any other information and we take no responsibility for, and can provide no assurances as to the reliability of, any other information that others may give you. The information contained in this prospectus speaks only as of the date set forth on the cover page and may not reflect subsequent changes in our business, financial condition, results of operations and prospects.

We are not, and the Selling Stockholders are not, making offers to sell these securities in any jurisdiction in which an offer or solicitation is not authorized or permitted or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such an offer or solicitation. You should read this prospectus in its entirety before making an investment decision. You should also read and consider the information in the documents to which we have referred you in the section entitled “Where You Can Find More Information” below, including the registration statement and the other reports we file with the SEC.

This prospectus and any accompanying prospectus supplements may include trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included in this prospectus or any accompanying prospectus supplement are the property of their respective owners.

Unless the context otherwise indicates, references in this prospectus to “we,” “us,” “our,” the “Company” and “Iveda” refer to Iveda Solutions, Inc., a Nevada corporation, and its subsidiaries. The term “you” refers to a prospective investor.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING INFORMATION

We are making this statement pursuant to the safe harbor provisions for forward-looking statements described in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are not historical facts but are the intent, belief, or current expectations of our business and industry. We make statements in this prospectus, including statements that are incorporated by reference, that are forward-looking. When used in this prospectus or in any other presentation, statements which are not historical in nature, including the words “anticipate,” “estimate,” “could,” “should,” “may,” “plan,” “seek,” “expect,” “believe,” “intend,” “target,” “project” and similar expressions are intended to identify forward-looking statements. They also include statements regarding:

●	our future growth and profitability;
●	our competitive strengths; and
●	our business strategy and the trends we anticipate in the industries and economies in which we operate.

These forward-looking statements are based on our current expectations and are subject to a number of risks, uncertainties and assumptions. These statements are not guarantees of future performance and are subject to risks, uncertainties, and other factors, some of which are beyond our control, are difficult to predict, and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements. Important factors that could cause actual results to differ materially from those in forward-looking statements include:

●	economic downturns, reduced capital expenditures, consolidation and technological and regulatory changes in our industry;
●	the highly competitive nature of our industry;
●	our ability to attract and retain qualified managers and skilled employees;
●	the outcome of our plans for future operations and growth; and
●	the other factors referenced in this prospectus, including, without limitation, under “Risk Factors.”

We believe these forward-looking statements are reasonable; however, you should not place undue reliance on any forward-looking statements, which are based on current expectations. Furthermore, forward-looking statements speak only as of the date they are made. If any of these risks or uncertainties materialize, or if any of our underlying assumptions are incorrect, our actual results may differ significantly from the results that we express in or imply by any of our forward-looking statements. These and other risks are detailed in this prospectus, in any supplements to this prospectus, in the documents that we incorporate by reference into this prospectus and in other documents that we file with the SEC. We do not undertake any obligation to publicly update or revise these forward-looking statements after the date of this prospectus to reflect future events or circumstances. We qualify any and all of our forward-looking statements by these cautionary factors.

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ABOUT IVEDA SOLUTIONS, INC.

This summary highlights selected information and does not contain all the information that is important to you. You should carefully read this prospectus, any applicable prospectus supplement and the documents we have referred you to in “Incorporation of Certain Documents by Reference” on page 12 of this prospectus for information about us and our financial statements as well as “Where You Can Find More Information” on page 12.

Except where the context otherwise requires, the terms “we,” “us,” “our” or “Iveda” refer to Iveda Solutions, Inc.

Our Business

History

Iveda Solutions, Inc. (“Iveda”, or the “Company”) was incorporated in Nevada as Charmed Homes, Inc. in June 2006. On October 15, 2009, IntelaSight, d/b/a Iveda, a Washington corporation, became a wholly owned subsidiary of the Company. In December 2010, IntelaSight merged with and into the Company and the Company became the surviving company. Iveda offered the first cloud hosting of streaming and recorded video from security cameras for its customers and real-time remote surveillance service utilizing intervention specialists to watch our customers’ cameras in real time, 24/7.

In April 2011, Iveda completed the acquisition of the Taiwan-based company Sole-Vision Technologies (doing business as Iveda Taiwan).

Historically, we sold and installed video surveillance equipment, primarily for security purposes and secondarily for operational efficiencies and marketing. We also provided video hosting, in-vehicle streaming video, archiving, and real-time remote surveillance services to a variety of businesses and organizations. While we only used off-the shelf camera systems from well-known camera brands, we now source our own cameras using manufacturers in Taiwan in order for us to be more flexible in fulfilling our customer needs. We now have the capability to provide IP cameras and NVRs based on customer specifications. We still utilize ONVIF (Open Network Video Interface Forum) cameras which is a global standard for the interface of IP-based physical security products.

In 2014, we changed our business model from direct project-based sales to selling IoT hardware to service providers such as telecommunications companies, integrators, and other technology resellers already providing services to an existing customer base. Partnering with service providers that have an existing loyal customer base allows us to focus on servicing just a handful of our partners and concentrating on our technology offering. Service providers leverage their end-user infrastructure to sell, bill, and provide customer service for Iveda’s product offering.

Iveda Taiwan, our subsidiary in Taiwan, specializes in deploying new, and integrating existing, video surveillance systems for airports, commercial buildings, government customers, data centers, shopping centers, hotels, banks, and Safe City. Iveda Taiwan combines security surveillance products, software, and services to provide integrated security solutions to the end user. Through Iveda Taiwan, we have access not only to Asian markets but also to Asian manufacturers and engineering expertise. Iveda Taiwan is our research and development arm, working with a team of developers in Taiwan. The company depends on Iveda Taiwan as the majority of the company’s revenues have come from Iveda Taiwan since we acquired them in April 2011.

On March 14, 2025, the Company redomiciled as a Delaware corporation following approval of a majority of the Company’s shareholders at its reconvened 2024 Annual Meeting of Shareholders held on March 4, 2025. Since the Company did not receive shareholder approval for the issuance of shares of Common Stock underlying warrants issued in our September 2024 offering, the Annual Meeting was adjourned to June 2, 2025 to allow for additional time to obtain votes for this proposal.

Overview

Iveda offers smart city technologies globally, offering advanced AI-driven video surveillance solutions and a robust suite of Internet of Things (IoT) platforms that power digital transformation for cities and commercial clients worldwide. The smart cities market, as well as the AI and IoT segments, are poised for significant growth in the coming years.

A new report from Verified Market Research projects that the global smart city platforms market size will grow at a CAGR of 9% from 2026 to 2032, increasing from USD 208.8 billion to USD 416.1 billion. Meanwhile, Fortune Business Insights reports that the global IoT market—valued at USD 308.97 billion in 2020—expanded by 23.1% that year, substantially outpacing the average annual growth rate from 2017 to 2019. Looking ahead, IoT is expected to surge from USD 381.30 billion in 2021 to USD 1,854.76 billion in 2028.

Additionally, the International Data Corporation (IDC) projects that global spending on artificial intelligence will double from USD 50.1 billion in 2020 to over USD 110 billion in 2024. These trends underscore the rising demand for connected solutions and highlight the promising future of innovative technologies that enhance the safety and efficiency of urban environments. With its cutting-edge products and global reach, Iveda is uniquely positioned to lead this transformation, providing the advanced solutions that cities need to move forward smartly and securely.

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Technology / Products

Iveda offers AI intelligent video search, smart utility, smart sensors, gateways, and trackers, and IoT platforms (Products).

IvedaAI

IvedaAI consists of deep-learning video analytics software running in a computer/server environment that can either be deployed at an edge level or data center for centralized cloud model. We combined hardware and artificial intelligence software for fast and efficient video search for objects stored in an external (NVR) or storage device and live streaming video data from any IP camera.

IvedaAI works with any ONVIF-compliant IP cameras and most popular NVR/VMS (Video Management System) platforms, enabling accurate search across dozens to thousands of cameras in less than 1 second. IvedaAI products are designed to maximize efficiency, save time, and cut cost. Instead of watching hours of video recording after-the-fact, users can set up alerts.

AI Functions

●	Object Search
●	Face Search (No Database Required)
●	Face Recognition (from a Database)
●	License Plate Recognition (100+ Countries), includes make and model
●	Intrusion Detection
●	Weapon Detection
●	Fire Detection
●	People Counting
●	Vehicle Counting
●	Temperature Detection
●	Public Health Analytics (Facemask Detection)
●	QR and Barcode Detection

Key Features

●	Live Camera View
●	Live Tracking
●	Abnormality Detection – Vehicle/Person wrong direction detection
●	Vehicle/Person Loitering Detection
●	Fall Detection
●	Illegal Parking Detection
●	Heatmap Generation

IvedaAI consists of deep-learning video analytics software running in a computer/server environment that can either be deployed at an edge level or data center for centralized cloud model. We combined hardware and artificial intelligence software for fast and efficient video search for objects stored in an external (NVR) or storage device and live streaming video data from any IP camera.

IvedaAI works with any ONVIF-compliant IP cameras and most popular NVR/VMS (Video Management System) platforms, enabling accurate search across dozens to thousands of cameras in less than 1 second. IvedaAI products are designed to maximize efficiency, save time, and cut cost. Instead of watching hours of video recording after-the-fact, users can set up alerts.

Iveda offers many IoT sensors and devices for various applications, such as energy management, smart home, smart building, smart community and patient/elder care. Our gateway and station serve as the main hub for sensors and devices in any given area. They are equipped with high-level communication protocols such as Zigbee, WiFi, Bluetooth, and USB. They connect to the Internet via Ethernet or cellular data network. We provide IoT platforms that enable centralized device management and push digital services on a massive scale. Our smart devices include water sensor, environment sensor, entry sensor, smart plug, siren, body temperature pad, a care wrist watch and tracking devices.

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We also offer smart power technology for office buildings, schools, shopping centers, hotels, hospitals, and smart city projects. Our smart power hardware is equipped with an RS485 communication interface allowing the meters to be connected to various third-party SCADA (supervisory control and data acquisition) software for monitoring and control purposes. This line of product includes smart power, water meter, smart lighting controls systems, and smart payment system.

Iveda’s Cerebro is a software technology platform that integrates a multitude of disparate systems for central access and management of applications, subsystems, and devices throughout an entire environment. It is system agnostic and will support cross-platform interoperability. Cerebro’s roadmap includes a dashboard for all of Iveda’s platforms for central management of all devices. It provides remote access to a Dashboard for a single user interface, providing convenient anywhere, anytime access and analysis of relevant information in a timely manner for managing an entire organization or city. Cerebro links city systems and subsystems inseparably to each other. This integration and unification of all subsystems enable acquisition and analysis of all information on one central entity allowing comprehensive, effective and overall management and protection of a city.

IvedaSPS is our smart power solution, utilizing our Cerebro IoT platform. This completes our digital transformation solution crucial in smart city deployments as well as in large organizations. We offer smart power technology for office buildings, schools, shopping centers, hotels, hospitals, and smart city projects. This product includes smart power, water meter, smart lighting controls systems, and smart payment system.

In the last few years, smart city has been a hot topic among cities across the globe. With little to no human interaction, technology increases efficiency, expedites decision making, and reduces response time. Dwindling public safety budgets and resources have necessitated this transformation. More and more municipalities are using next-generation technologies to improve the safety and security of its citizens. Our response is our complete suite of IoT technologies, including AI intelligent video search technology, smart sensors, tracking devices, video surveillance systems, and smart power.

Utilus is our smart pole solution, utilizing our Cerebro IoT platform. This completes our digital transformation solution crucial in smart city deployments as well as in large organizations. Iveda leverages infrastructure already available in most modern cities – Light poles with power We equip existing poles with Utilus. Utilus consists of power and Internet, establishing a communication network for access and management of sensors and devices that the city requires to keep its citizens safe and secure and to effectively manage utility consumption. Our smart pole offering is also ideal for:

●	Government or large-scale city deployments
●	Supporting and Improving City Services
●	Reducing Emergency Response Times
●	Crime& Hazard Protection
●	Monitoring and Improving Air Quality
●	Sound Detection
●	Traffic Monitoring and Mobility as a Service
●	Data Analytics and Monetization Opportunities

vumastAR is an AI vision software that uses video taken on IP cameras, AR glasses, Androids, and tablets to analyze and process data in real-time. vumastAR is fully customizable to the user’s needs, with one short video the AI can be trained in as little as two hours. Deployable in multiple industries for uses such as:

●	Quality and Maintenance Exams: vumastAR has the power to assist with critical measuring of carcinogenic chemical compound levels, electrical wiring, and welding inspections.
●	Factory and Line Work: Fast and accurate machine recognition enables itemized counting, inventory audits, and assembly kitting.
●	Pharma: Accurately identify and quantify medication, greatly reducing the manual labor of counting pills while eliminating human error.
●	Supply Chain: Detect defects and anomalies for improved accuracy, increasing the bottom line by actively reducing lost revenue incurred from manual mistakes.
●	Manufacturing: Digitalize meter and gauge reading and monitoring, as well as part number identification, with the ability to turn analog information into digital data

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●	Transportation: Enhance safety and security for operations including loading and unloading tanker trucks, protecting both personnel and products/equipment.
●	Retail: Ensure correct item identification and organization, providing increased accuracy for retail checkout and product categorization, ultimately impacting revenue streams.

vumastAR is sold as a license per device with a monthly subscription requirement for cloud access to trained AI models.

IvedaXpress is a system that enables users to use pre-existing IP cameras and apply AI analytics without the need for large servers or a dedicated IT department. Designed to be plug-and-play IvedaXpress provides a hassle free set up process with no maintenance required for hardware. Each IP camera is hosted from a local computer or smartphone for live viewing and playback. Video may be stored on that local computer or stored remotely using free storage from Amazon or Dropbox.

Iveda Smart UVC is a Commercial-grade, AI-driven Ultraviolet Germicidal Irradiation (UVGI). Iveda Smart UVC adds UV lights to standard HVAC vents for quick, easy, and inexpensive deployment to homes and commercial buildings. Leveraging the existing air circulation system, Iveda Smart UVC vents disinfect the air by irradiating UV light on the passing air. Eliminating the need to manually disinfect offices, meeting rooms, and other workspaces. Iveda Smart UVC can be Integrated with Iveda SPS (smart power management) and sensors to efficiently and effectively operate the light source upon detected movement.

Iveda’s Smart Drones are flown to perform certain functions from an aerial view without the need for a pilot onboard. Smart Drones utilize AI-based software for autonomous operation and navigation from taking off, returning to base, carrying out mission-critical tasks or simply doing an aerial patrol, without the need of human intervention. Unlike typical drones, Iveda Smart Drones are cloud-based and can be part of a network of drones for central management. They are equipped with Iveda’s Sentir Video Surveillance System and IvedaAI Intelligent Video Search Technology.

Iveda Smart Drone product offering is robust and expansive for a multitude of industrial, commercial, and military applications.

Key Features of Iveda’s Smart Drone:

Fully Autonomous

Scheduled autonomous take-off, flight mission execution, monitoring, landing and recharging

Easy operation and 24-7 flight mission

Intelligent Computing

Live video streaming - real-time object recognition and tracking

Onboard (edged) AI and data analysis

Safety Design

Multiply redundant and fail-safe systems

Weather resistant industrial grade systems (IP54)

Designed and made in Taiwan (MIT)

Skywatch

Planning and editing real-time/timed missions

User/Group permission control & flight data management

Failsafe alarm and FPV gimbal control

Insight

Automated orthorectified service of imagery (2D/3D)

AI technology for inspecting natural disaster, vehicle & pedestrian tracking, and energy facilities inspection.

Visualizing geographic data and analysis report

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●	Propellers: 8 (multiply redundant)
●	Diagonal Footprint: 29.76″ / 756 mm
●	Weight: 14.1lbs / 6.4 Kg
●	Hover time: 30 mins
●	Wind tolerance: Beaufort scale – 6
●	IP rating: IP54
●	Camera sensor: Dual RGB, IR/thermal
●	Network: 5G/4G LTE and 2.4G Wi-Fi

The Smart Utility Cabinet gives end users a convenient tool to monitor their daily energy consumption, to pinpoint electrical leaks, and to prevent power line overload and potential fire. It utilizes IoT sensors to detect abnormalities in consumption, temperature and tampering. Iveda Smart Utility Cabinet has an internal environment control design, housed in a durable industrial-grade cabinet. It includes a smart edge computing gateway with multi-RF communication protocols such as 4G, Z-Wave and WiFi and tampering sensor for unauthorized access. Smart water meter and gas meter may be added to the Cabinet.

Vemo Body Camera streams live video, using 4G, to headquarters and doubles as a walkie talkie with a push-to-talk feature. With its multi-mode audio, it can also be used for broadcasting and hands-free audio conferencing for group talk. Vemo has WiFi capability which is ideal for city-wide deployments. Vemo transmits live streaming video instantaneously to the cloud without additional software or hardware. Vemo’s cloud management platform can centrally manage an unlimited number of devices and video can be accessed on a PC, Android, and iOS client. Moreover, Vemo can stream directly into the IvedaAI platform for real-time video analytics to search for faces, objects or license plates in real time.

IvedaCare, launched in November 2022, is a simple, easy to use suite of wireless health and wellness devices intended to help you monitor the health and activities of your loved ones, even when you can’t be there yourself. Our mission is to help ensure your loved one’s safety and independence. Stay connected to your elderly loved ones with our advanced IoT devices for real-time monitoring, fall detection, medication reminders and more. With IvedaCare, you not only can monitor your home and loved ones from afar but can potentially make life-saving decisions using the app. Cloud-based, wireless sensors collect real-time data shared with the entire family circle within the app. Customers may add a subscription service for Pro Monitoring. If the Trusted Circle is unavailable, our emergency call center will dispatch emergency services quickly.

LevelNOW is an advanced IoT-based solution that transforms the way liquid levels are monitored and managed. With two unique IoT sensors—a standard cap valve sensor designed for 200-liter drums and a patent- pending external sensor that fits various container sizes—LevelNOW provides real-time data to ensure efficiency, safety, and cost savings. Its user-friendly AI-backed platform optimizes operations for industries that rely on large fluid containers, such as oil, gas, and industrial storage. Know exactly when customers are running low and deploy fleets in real time to refill your liquids.

Company Information

Our principal executive offices are located at 1744 S. Val Vista, Suite 213, Mesa, Arizona 85204. Our telephone number is 480-307-8700. You may also contact us or obtain additional information through our internet website address at www.iveda.com and www.IvedaTaiwan.com or by emailing us at IR@iveda.com. Information contained on our website is not incorporated into this prospectus and is not a part of this prospectus.

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THE OFFERING

Shares of common stock offered by the selling stockholders:	Up to 1,296,876 shares of Common Stock.

Shares of common stock outstanding before this offering:	5,879,741 shares of Common Stock as of the date of this prospectus.

Shares of common stock outstanding after completion of this offering:	7,176,617 shares of Common Stock.

Use of proceeds:	We will not receive any proceeds from the sale of the shares of Common Stock by the Selling Stockholders, except for the Warrant exercise price paid for the Common Stock offered hereby and issuable upon the exercise of the Warrants. See “Use of Proceeds” on page 9 of this prospectus.

Risk factors:	You should read the “Risk Factors” section on page 8 of this prospectus for a discussion of factors to consider carefully before deciding to invest in shares of our securities.

Nasdaq Capital Market symbol:	The Common Stock is listed on The Nasdaq Capital Market under the symbol “IVDA.” We do not intend to apply for listing of the Warrants on any securities exchange or nationally recognized trading system.

The number of shares of Common Stock to be outstanding after this offering is based on 5,879,741 shares of Common Stock outstanding as of the date of this prospectus, plus 1,296,876 shares of Common Stock issued from the exercise of the Warrants pursuant to the September 2024 Offering. Unless specifically stated otherwise, the information in this prospectus is as of June 30, 2025, and excludes:

○	224,256 shares of Common Stock issuable upon the exercise of stock options outstanding as of June 30, 2025, having a weighted average exercise price of $18.24 per share;

○	566,193 shares of Common Stock issuable upon the exercise of warrants (exclusive of the Warrants) outstanding as of June 30, 2025, having a weighted average exercise price of $22.08 per share; and

○	455,916 shares of Common Stock reserved for future issuance under our option plans as of June 30, 2025.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the Risk Factors contained in our most recent annual report on Form 10-K, filed with the U.S. Securities and Exchange Commission, as updated or supplemented by subsequent quarterly reports on Form 10-Q and Current Reports on Form 8-K to the extent filed, each of which are incorporated herein by reference and in any supplement to this prospectus before buying any offered securities, as the same may be updated from time to time by our future filings under the Exchange Act.

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USE OF PROCEEDS

Unless the applicable prospectus supplement states otherwise, we expect to use the net proceeds of the sale of these securities for general corporate purposes, which may include research and development of pharmaceutical candidates, collaborative arrangements with other companies, repayment of existing indebtedness, working capital, capital expenditures, acquisitions, joint ventures and stock repurchase programs. As of the date of this prospectus, we have not identified as probable any specific material proposed uses of these proceeds. If, as of the date of any prospectus supplement, we have identified any such uses, then we will describe them in the prospectus supplement. The amount of securities offered from time to time pursuant to this prospectus and any prospectus supplement, and the precise amounts and timing of the application of net proceeds from the sale of those securities, will depend upon our funding requirements. If we elect at the time of an issuance of securities to make different or more specific use of proceeds than described in this prospectus, such use will be described in the prospectus supplement relating to those securities.

SELLING STOCKHOLDERS

The shares of common stock being offered by this prospectus are issuable to the Selling Stockholders upon conversion of our Series A and Series B Warrants. For purposes of the table below, we have assumed that all of the Series A and Series B Warrants have been exercised, no fractional shares of common stock will be issued upon exercise; any fractional share otherwise issuable has been rounded up to the nearest whole share for purposes of the information presented below.

When we refer to the “Selling Stockholders” in this prospectus, we mean the holders listed in the table below and their respective pledgees, donees, transferees, permitted assignees, successors, and others who later come to hold any of the Selling Stockholders’ interests in the shares, other than through a public sale.

The table below sets forth, as of October 21, 2025, the name of each Selling Stockholder, the number (and percentage) of shares of our common stock beneficially owned by such Selling Stockholder prior to this offering (as determined in accordance with SEC rules and including, in each case, the shares of common stock issuable upon exercise of the Series A and Series B Warrants held by such Selling Stockholder), the maximum number of shares of common stock being registered for resale by such Selling Stockholder under this prospectus, and the number (and percentage) of shares of our common stock that such Selling Stockholder will beneficially own after this offering, assuming all of the shares offered hereby are sold.

None of the Selling Stockholders has held any position or office or had any material relationship with us or any of our affiliates within the past three years. None of the Selling Stockholders is a broker-dealer or an affiliate of a broker-dealer. The Selling Stockholders may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, as amended, in connection with sales of shares under this prospectus. Any profits on the sales of the shares by the Selling Stockholders and any discounts, commissions or concessions received by any broker-dealers or agents that are engaged by the Selling Stockholders may be deemed to be underwriting discounts and commissions under the Securities Act.

The manner in which the Selling Stockholders may offer and sell the shares registered under this prospectus is described in more detail under “Plan of Distribution.”

	Shares of Common Stock beneficially owned before this offering		Shares of Common Stock offered pursuant to this prospectus	Shares of Common Stock beneficially owned after this offering
Name of Selling Stockholder	Number of shares	Percentage of shares (1)	Number of shares (2)	Number of shares	Percentage of shares

Armistice Capital, LLC.(3)	1,250,000	17.5%	1,250,000	0	0%
Michael Vasinkevich (4)	30,059	*(5)	30,059	0	0%
Noam Rubinstein (4)	14,766	*(5)	14,766	0	0%
Craig Schwabe (4)	1,582	*(5)	1,582	0	0%
Charles Worthman (4)	469	*(5)	469	0	0%

(1)	Based on 5,879,741 shares of our common stock outstanding as of October 22, 2025, plus, with respect to each Selling Stockholder, in each case, the shares of common stock issuable upon exercise of the Series A and Series B Warrants held by such Selling Stockholder, as determined in accordance with SEC rules) the maximum number of shares of common stock issuable upon exercise of the Series A and Series B Warrants held by such Selling Stockholder.
(2)	Represents the maximum number of shares of common stock issuable upon exercise of the Series A and Series B Warrants held by such Selling Stockholder, assuming full conversion. Pursuant to the Series A and Series B Warrant Agreements, no fractional shares will be issued upon exercise; any fractional share otherwise issuable has been rounded up to the nearest whole share for purposes of the information presented in the table above.
(3)	The securities are directly held by Armistice Capital Master Fund Ltd., a Cayman Islands exempted company (the “Master Fund”), and may be deemed to be beneficially owned by: (i) Armistice Capital, LLC (“Armistice Capital”), as the investment manager of the Master Fund; and (ii) Steven Boyd, as the Managing Member of Armistice Capital. The warrants are subject to a beneficial ownership limitation of 4.99%, which such limitation restricts the Selling Stockholder from exercising that portion of the warrants that would result in the Selling Stockholder and its affiliates owning, after exercise, a number of shares of common stock in excess of the beneficial ownership limitation. The address of Armistice Capital Master Fund Ltd. is c/o Armistice Capital, LLC, 510 Madison Avenue, 7th Floor, New York, NY 10022.
(4)	Each of the selling stockholders is affiliated with the Placement Agent, a registered broker dealer with a registered address of H.C. Wainwright & Co., LLC, 430 Park Ave, 3rd Floor, New York, NY 10022, and has the voting and dispositive power over the securities held. The number of shares beneficially owned prior to this offering consist of shares of Common Stock issuable upon exercise of placement agent warrants, which were received as compensation. The selling stockholder acquired the placement agent warrants in the ordinary course of business and, at the time the placement agent warrants were acquired, the selling stockholder had no agreement or understanding, directly or indirectly, with any person to distribute such securities.
(5)	Less than 1%

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PLAN OF DISTRIBUTION

The Selling Stockholders and any of their pledges, assignees and successors-in-interest may, from time to time, sell any or all of their Shares covered hereby on the principal trading market or any other stock exchange, market or trading facility on which the Shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The Selling Stockholders may use any one or more of the following methods when selling the Shares:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the Shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its own account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	short sales effected after the date the registration statement of which this prospectus is a part is declared effective by the SEC;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	through agreements between broker-dealers and the seller stockholder(s) to sell a specified number of such Shares at a stipulated price per share;

●	a combination of any such methods of sale; and

●	any other method permitted by applicable law.

The Selling Stockholders may also sell the Shares under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.

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In connection with the sale of the Shares or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Shares in the course of hedging the positions they assume. The Selling Stockholders may also sell the Shares short and deliver the Shares to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell the Shares. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of the Shares offered by this prospectus, which Shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholders and any broker-dealers or agents that are involved in selling the Shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the Shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The Selling Stockholders have informed us that they do not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the Shares.

We agreed to keep this prospectus effective until the Selling Stockholders no longer own any Warrants and all of the Shares have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The Shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the Shares covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale Shares may not simultaneously engage in market making activities with respect to the Common Stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the Common Stock by the Selling Stockholders or any other person. We will make copies of this prospectus available to the Selling Stockholders and have informed it of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

Engagement Agreement

Pursuant to an engagement agreement dated August 28, 2024, as amended (the “Engagement Agreement”), we retained H.C. Wainwright & Co., LLC, or the placement agent, to act as our exclusive placement agent in connection with this offering pursuant to this prospectus supplement and accompanying prospectus. Under the terms of the Engagement Agreement, the placement agent agreed to be our exclusive placement agent, on a reasonable best efforts basis, in connection with the issuance and sale by us of our securities in the September 2024 Qffering.

Upon any exercise for cash of any short term warrants issued in the concurrent private placement, we have agreed to pay the placement agent within five (5) business days of the receipt by us of the exercise price a cash fee of 7.5% of the aggregate gross exercise price paid in cash with respect thereto and to issue to the placement agent, or its designees, within five (5) business days of our receipt of the exercise price, additional placement agent warrants to purchase that number of shares of our equal to 7.5% of the aggregate number of such shares of common stock underlying such warrants that have been so exercised and such placement agent warrants shall have substantially the same terms as the Series A common warrants issued to the investors, except that the placement agent warrants have an exercise price of $0.5375 per share, which represents 125% of the price per share of Series A common warrants, and will expire five years from issuance. The placement agent warrants and the shares of common stock issuable upon exercise of the placement agent warrants are being registered hereby.

Fees and Commissions

In compliance with the guidelines of the Financial Industry Regulatory Authority, or “FINRA,” the aggregate maximum discount, commission or agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of any offering pursuant to this prospectus and any applicable prospectus supplement or other offering materials, as the case may be; however, it is anticipated that the maximum commission or discount to be received in any particular offering of securities will be significantly less than this amount.

If 5% or more of the net proceeds of any offering of securities made under this prospectus will be received by a FINRA member participating in the offering or affiliates or associated persons of such FINRA member, the offering will be conducted in accordance with NASD Conduct Rule 2720.

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DESCRIPTION OF CAPITAL STOCK

The following description summarizes important terms of the classes of our capital stock. This summary does not purport to be complete and is qualified in its entirety by the provisions of our articles of incorporation and our bylaws, which have been filed as exhibits to the registration statement of which this prospectus forms a part.

Our authorized capital stock consists of (i) 300,000,000 shares of Common Stock, par value $0.00001 and (ii) 12,500,000 shares of Preferred Stock, par value $0.00001 per share, of which 1,250,000 shares are designated as Series A Preferred Stock and 500 are designated as Series B Preferred Stock.

As of June 30, 2025, we had 2,906,726 shares of Common Stock issued and outstanding and there were no shares of Preferred Stock issued and outstanding.

As of June 30, 2025, there were 1,863,069 warrants outstanding. For the six months ended June 30, 2025 there were no warrants granted and 19,007 warrants cancelled.

LEGAL MATTERS

Certain legal matters with respect to the validity of the securities offered under this prospectus and any supplement hereto will be passed upon for us by. Lucosky Brookman LLP,101 Wood Avenue South, 5th Floor, Woodbridge, NJ 08830. Counsel for any underwriter or agents will be noted in the applicable prospectus supplement.

EXPERTS

The balance sheets of Iveda Solutions, Inc. as of December 31, 2024 and December 31, 2023, and the related statements of operations, changes in stockholders’ equity, and cash flows for each of the years in the two-year period then ended, have been audited by Weinberg & Co, independent registered public accounting firm, as stated in their report, which is incorporated herein and in the registration statement by reference. Such financial statements have been incorporated herein in reliance on the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any documents that we have filed with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our Securities and Exchange Commission filings are also available to the public at the Securities and Exchange Commission’s website at http://www.sec.gov.

This prospectus is part of a registration statement that we filed with the SEC. This prospectus and any subsequent prospectus supplements do not contain all of the information in the registration statement as permitted by the rules and regulations of the SEC. You can obtain a copy of the registration statement from the SEC at the address listed above or from the SEC’s web site listed above.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” some of the documents we file with it into this prospectus, which means:

●	we can disclose important information to you by referring you to those documents;
●	the information incorporated by reference is considered to be part of this prospectus; and
●	later information that we file with the SEC will automatically update and supersede this incorporated information.

We incorporate by reference the documents listed below, which were filed with the SEC under the Exchange Act:

●	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on April 15, 2025;
●	Our Quarterly Reports on Form 10-Q for the fiscal quarters ended June 30, 2025, March 31, 2025, September 30, 2024, June 30, 2024, and March 31, 2024 filed with the SEC on August 14, 2025, May 13, 2025, November 14, 2024, August 14, 2024, and May 20, 2024 respectively.
●	Our Current Reports on Form 8-K filed with the SEC on August 29, 2025, July 30, 2025, June 6, 2025, May 30, 2025, April 15, 2025, March 7 2025, March 5 2025, February 25, 2025.
●	All of our filings pursuant to the Exchange Act after the date of filing this initial registration statement and prior to the effectiveness of this registration statement; and
●	The description of our common stock contained in our Registration Statement on Form 8-A filed on June 18, 2008 and March 31, 2022, including any amendments or reports filed for the purpose of updating that description.

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All documents filed under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (not including any information furnished under Item 2.02 or Item 7.01 of Form 8-K, which information is not incorporated by reference herein), after the date of this prospectus and prior to the termination of this offering shall be deemed to be incorporated by reference in this prospectus and to be part of this prospectus from the date they are filed. In addition, all documents filed pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement and prior to the effectiveness of the registration statement of which this prospectus forms a part shall be deemed to be incorporated by reference in this prospectus and to be part of this prospectus from the date they are filed.

You should assume that the information appearing in this prospectus is accurate as of the date of this prospectus only. Our business, financial position and results of operations may have changed since that date.

We will provide without charge to each person, including any beneficial owner, to whom a prospectus is delivered, upon written or oral request of that person, a copy of any and all of the information that has been incorporated by reference in this prospectus (excluding exhibits unless specifically incorporated by reference into those documents). Please direct requests to us at the following address:

IVEDA SOLUTIONS, INC.
1744 S Val Vista, Suite 213
Mesa, Arizona 85204
(480) 307-8700

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth the anticipated costs and expenses payable by us (other than commissions and fees) in connection with the sale of the securities being registered. All amounts shown are estimates except for the SEC registration fee.

Securities and Exchange Commission Registration Fee	$230
Legal Fees and Expenses*	$10,000
Accounting Fees and Expenses*	$10,000
Printing and Engraving Expenses*	$1,500
Miscellaneous (including any applicable listing fees, trustee and transfer agent fees and expenses) *	$1,500
TOTAL	$23,230

*These fees are not presently known and cannot be estimated at this time as they are based upon the amount and type of security being offered as well as the number of offerings.

Item 15.	Indemnification of Directors and Officers.

The Registrant incorporated under the laws of the State of Delaware. Section 145 of the Delaware General Corporation Law provides that a Delaware corporation may indemnify any persons who were, are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as an officer, director, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnification may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with defending or settling such action, suit or proceeding, provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses (including attorneys’ fees) actually and reasonably incurred.

The Registrant’s amended and restated certificate of incorporation and amended and restated bylaws provide for the indemnification of its directors and officers to the fullest extent permitted under the Delaware General Corporation Law.

Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duties as a director, except for liability for any:

●	Breach of director’s duty of loyalty to the corporation or its stockholders;

●	Act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

●	Unlawful payment of dividends or unlawful purchase or redemption of shares; or

●	Transaction from which the director derives an improper personal benefit;

The Registrant’s amended and restated certificate of incorporation includes such a provision. Expenses incurred by any officer or director in defending any such action, suit or proceeding in advance of its final disposition shall be paid by the Registrant upon delivery to it of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified by the Registrant.

Section 174 of the Delaware General Corporation Law provides, among other things, that a director who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption, may be held jointly and severally liable for such actions. A director who was either absent when the unlawful actions were approved or dissented at the time may avoid liability by causing his or her dissent to such actions to be entered in the books containing minutes of the meetings of the board of directors at the time such action occurred or immediately after such absent director receives notice of the unlawful acts.

As permitted by the Delaware General Corporation Law, the Registrant has entered into indemnification agreements with each of its directors and executive officers, that require the Registrant to indemnify such persons against any and all costs and expenses (including attorneys’, witness or other professional fees) actually and reasonably incurred by such persons in connection with any action, suit or proceeding (including derivative actions), whether actual or threatened, to which any such person may be made a party by reason of the fact that such person is or was a director or officer or is or was acting or serving as an officer, director, employee or agent of the Registrant or any of its affiliated enterprises. Under these agreements, the Registrant is not required to provide indemnification for certain matters, including:

●	Indemnification for expenses or losses with respect to proceedings initiated by the director or officer, including any proceedings against the Registrant or its directors, officers, employees or other indemnitees and not by way of defense, with certain exceptions;

●	Indemnification for any proceeding if a final decision by a court of competent jurisdiction determines that such indemnification is prohibited by applicable law;

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●	Indemnification for the disgorgement of profits arising from the purchase or sale by the director or officer of securities of the Registrant in violation of Section 16(b) of the Exchange Act, or any similar successor statute; or

●	Indemnification for the director or officer’s reimbursement to the Registrant of any bonus or other incentive-based or equity-based compensation previously received by the director or officer or payment of any profits realized by the director or officer from the sale of securities of the Registrant, as required in each case under the Exchange Act.

The indemnification agreements also set forth certain procedures that will apply in the event of a claim for indemnification thereunder. Except as otherwise disclosed in our periodic reports incorporated by reference herein, there is at present no pending litigation or proceeding involving any of the Registrant’s directors or executive officers as to which indemnification is required or permitted, and the Registrant is not aware of any threatened litigation or proceeding that may result in a claim for indemnification.

The Registrant has an insurance policy in place, with limits of $6.0 million in the aggregate, that covers its officers and directors with respect to certain liabilities, including liabilities arising under the Securities Act or otherwise. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 16.	Exhibits

The exhibits required to be filed as a part of this Registration Statement are listed in the Exhibit Index attached hereto and incorporated herein by reference.

Item 17.	Undertakings.

The undersigned registrant hereby undertakes:

(a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

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(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be singed on its behalf by the undersigned, thereunto duly authorized, in the City of Mesa, State of Arizona, on October 22, 2025.

IVEDA SOLUTIONS, INC.

By:	/s/ David Ly
Name:	David Ly
Title:	Chief Executive Officer and Chairman

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ David Ly	Chief Executive Officer and Chairman	October 22, 2025
David Ly	(Principal Executive Officer)

/s/ Robert J. Brilon	Chief Financial Officer	October 22, 2025
Robert J. Brilon	(Principal Financial and Accounting officer)

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POWER OF ATTORNEY

Know all persons by these presents that each individual whose signature appears below constitutes and appoints David Ly, our President, Principal Executive Officer and Chairman, as a true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to sign any registration statement for the same offering covered by this registration statement that is to be effective upon filing under Rule 462 promulgated under the Securities Act of 1933, and all pre-and post-effective amendments thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any one of them, or his or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ David Ly	Chief Executive Officer and Chairman	October 22, 2025
David Ly	(Principal Executive Officer)

/s/ Joseph Farnsworth	Director	October 22, 2025
Joseph Farnsworth

/s/ Robert D. Gillen	Director	October 22, 2025
Robert D. Gillen

/s/ Alejandro Franco	Director	October 22, 2025
Alejandro Franco

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EXHIBIT INDEX

Exhibit	Description

4.1	Specimen Stock Certificate (Incorporate by reference to the Form SB-2 filed on 4/20/2007)

5.1	Opinion of Lucosky Brookman LLP as to legality of securities being registered

23.1	Consent of Lucosky Brookman LLP (contained in Exhibit 5.1)

23.2	Consent of Weinberg & Co, Independent Registered Public Accounting Firm

24	Power of Attorney (included on signature page)

107	Filing Fee Table

*	To be filed, if necessary, with a Current Report on Form 8-K or a Post-Effective Amendment to the registration statement.

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